EXHIBIT 3.1

BY-LAWS

OF

AMERICAN EXPRESS COMPANY
(A New York Corporation)

(As amended and restated as of September 26, 2016)

BY-LAWS
OF
AMERICAN EXPRESS COMPANY

ARTICLE I

OFFICES

SECTION 1.1 PRINCIPAL OFFICE. The principal office of the corporation within the State of New York shall be located in the City of New York, County of New York.

SECTION 1.2 OTHER OFFICES. The corporation may have such other offices and places of business within and without the State of New York as the business of the corporation may require.

ARTICLE II

SHAREHOLDERS

SECTION 2.1 ANNUAL MEETING. The annual meeting of shareholders for the election of directors and for the transaction of other business shall be held at such place, within or without the State of New York, on such date and at such time as shall be fixed by the Board of Directors (hereinafter referred to as the "Board") from time to time. If the election of directors shall not be held on the date so fixed for the annual meeting, a special meeting of shareholders for the election of directors shall be called forthwith in the manner provided herein for special meetings, or as may otherwise be provided by law. (B.C.L. Section 602.)(1)

SECTION 2.2 SPECIAL MEETINGS. Special meetings of shareholders may be held for such purpose or purposes as shall be specified in a call for such meeting made by (i) resolution of the Board or by a majority of the directors then in office or by the Chief Executive Officer, or (ii) solely to the extent required by this Section 2.2, by the Secretary of the corporation (the "Secretary"). (B.C.L. Section 602(c).)

1 This and other references to the New York Business Corporation Law are not part of the by-laws, but are included solely for convenience in locating relevant portions of the statute.

Subject to the provisions of this Section 2.2 and all other applicable sections of these by-laws, a special meeting of shareholders shall be called by the Secretary upon written request (a "Special Meeting Request") to the Secretary of one or more record holders of common shares of the corporation representing not less than 25% of the voting power of all outstanding common shares of the corporation, which shares are determined to be "Net Long Shares" in accordance with this Section 2.2 (the "Requisite Percentage").

For purposes of this Section 2.2 and for determining the Requisite Percentage, Net Long Shares shall be limited to the number of shares beneficially owned, directly or indirectly, by any shareholder or beneficial owner that constitute such person's net long position as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provided that for purposes of such definition, the date the tender offer is first announced shall instead be the date for determining and/or documenting a shareholder's or beneficial owner's Net Long Shares and the reference to the highest tender price shall refer to the market price on such date, and, to the extent not covered by such definition, reduced by any shares as to which such person does not have the right to vote or direct the vote at the special meeting or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. In addition, to the extent any affiliates of the Requesting Shareholder (as defined below) are acting in concert with the Requesting Shareholder with respect to the calling of the special meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates. Whether shares constitute "Net Long Shares" shall be decided by the Board in its reasonable determination.

A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary at the principal executive offices of the corporation. A Special Meeting Request shall only be valid if it is signed and dated by each shareholder of record submitting the Special Meeting Request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made (each such record owner and beneficial owner, a "Requesting Shareholder") and includes (i) a statement of the specific purpose(s) of the special meeting and the matters proposed to be acted on at the special meeting, the text of any proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend the certificate of incorporation or by-laws of the corporation, the text of the proposed amendment), the reasons for conducting such business at the special meeting, and any material interest in such business of each Requesting Shareholder or any of its affiliates; (ii) in the case of any director nominations proposed to be presented at the special meeting, the information required by the second paragraph of Section 3.11 of these by-laws, including with respect to each Requesting Shareholder; (iii) in the case of any matter (other than a director nomination) proposed to be acted on at the special meeting, the information required by the second paragraph of Section 2.9 of these by-laws, including with respect to each Requesting Shareholder; (iv) a representation that each Requesting Shareholder, or one or more representatives of each such shareholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (v) a representation as to whether the Requesting Shareholders intend, or are part of a group that intends, to solicit proxies with respect to the proposals or business to be presented at the special meeting; (vi) an agreement by the Requesting Shareholders to notify the corporation promptly in the event of any decrease in the number of Net Long Shares held by the Requesting Shareholders following the delivery of such Special Meeting Request and prior to the special meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request to the extent of such reduction; and (vii) documentary evidence that the Requesting Shareholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary; PROVIDED, HOWEVER, that if the shareholder(s) of record submitting the Special Meeting Request are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within 10 days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, each Requesting Shareholder shall promptly provide any other information reasonably requested by the corporation.

The corporation will provide the Requesting Shareholders with notice of the record date for the determination of shareholders entitled to vote at the special meeting. Each Requesting Shareholder is required to update the notice delivered pursuant to this Section 2.2 not later than 10 business days after such record date to provide any material changes in the foregoing information as of such record date and, with respect to the information required under clause (vii) of the previous paragraph, also as of a date not more than five business days before the scheduled date of the special meeting as to which the Special Meeting Request relates.

A Special Meeting Request shall not be valid, and a special meeting requested by shareholders shall not be held, if (i) the Special Meeting Request does not comply with this Section 2.2; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law; (iii) the Special Meeting Request is delivered during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the date of the next annual meeting; (iv) an identical or substantially similar item (as determined in good faith by the Board, a "Similar Item"), other than the election or removal of director(s), was presented at an annual or special meeting of shareholders held not more than 12 months before the Special Meeting Request is delivered; (v) the Special Meeting Request relates to the election or removal of director(s) and the election or removal of director(s) was presented at an annual or special meeting of shareholders held not more than 90 days before the Special Meeting Request is delivered; (vi) a Similar Item, including the election or removal of director(s), is included in the corporation's notice of meeting as an item of business to be brought before an annual or special meeting of shareholders that has been called but not yet held or that is called for a date within 120 days of the receipt by the corporation of a Special Meeting Request; or (vii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. The Board shall determine in good faith whether all requirements set forth in this Section 2.2 have been satisfied and such determination shall be binding on the corporation and its shareholders.

Except as otherwise provided in this Section 2.2, a special meeting held following a Special Meeting Request shall be held at such date, time and place, within or without the State of New York, as may be fixed by the Board.

A Requesting Shareholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the corporation at any time prior to the special meeting. If, following such revocation (or following a deemed revocation pursuant to clause (vi) of the fourth paragraph of this Section 2.2), there are unrevoked requests from Requesting Shareholders holding, in the aggregate, less than the Requisite Percentage, the Board, in its discretion, may cancel the special meeting.

If none of the Requesting Shareholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.

Business transacted at any special meeting shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request for such special meeting and (ii) any additional matters the Board determines to submit to the shareholders at such special meeting. The chairman of a special meeting shall determine all matters relating to the conduct of the special meeting, including, without limitation, determining whether to adjourn the special meeting and whether any nomination or other item of business has been properly brought before the special meeting in accordance with these by-laws, and if the chairman should so determine and declare that any nomination or other item of business has not been properly brought before the special meeting, then such business shall not be transacted at the special meeting.

SECTION 2.3 NOTICE OF MEETINGS. Notice of any meeting of shareholders may be written or electronic and shall state the place, date and hour of the meeting and such other matters as may be required by law. Notice of any special meeting shall also state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting, provided that a copy of such notice may be given by third class mail not less than 24 nor more than 60 days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the U.S. mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary a written request that notices to him be mailed at some other address, then directed to him at such other address. Notice of any adjourned meeting of shareholders shall not be required if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, but if after the adjournment the Board or Chief Executive Officer fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record on the new record date. The Chairman of the Board, or other officer presiding at any meeting of shareholders, shall have the power and authority to adjourn the meeting. (B.C.L. Section 605.)

SECTION 2.4 QUORUM AND VOTING. Except as otherwise provided by law or the certificate of incorporation, the holders of a majority of the votes of the shares entitled to vote thereat shall constitute a quorum at any meeting of shareholders for the transaction of any business, but a lesser interest may adjourn any meeting from time to time and from place to place until a quorum is obtained. Any business may be transacted at any adjourned meeting that might have been transacted at the original meeting. When a quorum is once present to organize a meeting of shareholders, it is not broken by the subsequent withdrawal of any shareholders. Any corporate action taken by vote of the shareholders shall, except as otherwise required by law or the certificate of incorporation, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon. Every shareholder of record shall be entitled at every meeting of shareholders to one vote for each share standing in his name on the record of shareholders, unless otherwise provided in the certificate of incorporation. Neither treasury shares, nor shares held by any other corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares then entitled to vote.

In a non-contested election of directors, any incumbent director nominee who is not elected by the shareholders shall immediately tender his or her resignation. The Board shall decide whether or not to accept such resignation and shall promptly disclose and explain its decision in a Form 8-K (or successor form) filed with the Securities and Exchange Commission within 90 days after the date the results of the election are certified. An incumbent director who tenders his or her resignation pursuant to this paragraph will not participate in the Board's deliberations with respect to such resignation. In acting on the resignation, the Board shall consider all factors that it may deem relevant.

If the incumbent director's resignation is not accepted by the Board, he or she shall continue to serve until the next annual meeting of shareholders and until his or her successor is elected and qualified. If the resignation is accepted or if the nominee who failed to receive the required vote is not an incumbent director, the Board may fill the resulting vacancy or decrease the size of the Board in accordance with these by-laws. (B.C.L. Sections 608, 614.)

SECTION 2.5 PROXIES. Every shareholder entitled to vote at a meeting of shareholders may authorize another person to vote for him by proxy executed in writing (or in such manner permitted by law) by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except that a proxy which is entitled "irrevocable proxy" and which states that it is irrevocable shall be irrevocable when and to the extent permitted by law. (B.C.L. Section 609.)

SECTION 2.6 LIST OF SHAREHOLDERS AT MEETINGS. A list of shareholders as of the record date, certified by the Secretary or by the transfer agent of the corporation, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election or person presiding thereat shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting. (B.C.L. Section 607.)

SECTION 2.7 WAIVER OF NOTICE. Notice of a shareholders' meeting need not be given to any shareholder who submits a waiver of notice, in person or by proxy, whether before or after the meeting. Waiver of notice may be written or electronic and shall be in such form as permitted by law. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him. (B.C.L. Section 606.)

SECTION 2.8 INSPECTORS AT SHAREHOLDERS' MEETINGS. The Board, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof and to perform such duties thereat as are prescribed by law. If inspectors are not so appointed, the person presiding at a shareholders' meeting shall appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. (B.C.L. Section 610.)

SECTION 2.9 BUSINESS TO BE TRANSACTED AT SHAREHOLDERS' MEETINGS. Only such business (other than nominations for the election of directors to the Board, which must comply with the provisions of Section 3.11 or Section 3.12 of these by-laws) may be transacted at any annual meeting of shareholders as is (i) specified in the notice of the meeting given by or at the direction of the Board (including, if so specified, any shareholder proposal submitted pursuant to the rules and regulations of the Securities and Exchange Commission), (ii) otherwise brought before the meeting by or at the direction of the Board or (iii) otherwise brought before the meeting in accordance with the procedure set forth in the following paragraph by a shareholder of the corporation entitled to vote at such meeting. This Section 2.9 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act.

For business to be brought by a shareholder before an annual meeting of shareholders pursuant to clause (iii) above, the shareholder must have given written notice thereof to the Secretary, such notice to be received at the principal executive offices of the corporation not less than 90 nor more than 120 days prior to the one-year anniversary of the date of the annual meeting of shareholders of the previous year; PROVIDED, HOWEVER, that in the event that the annual meeting of shareholders is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder must be received at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which the corporation's notice of the date of the meeting is first given or made to the shareholders or disclosed to the general public (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission), whichever occurs first. In no event shall any adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder's notice pursuant to this Section 2.9. A shareholder's notice to the Secretary shall set forth, as to each matter the shareholder proposes to bring before the annual meeting of shareholders, (i) a brief description of the business proposed to be brought before the annual meeting of shareholders and of the reasons for bringing such business before the meeting and, if such business includes a proposal to amend either the certificate of incorporation or these by-laws, the text of the proposed amendment, (ii) the name and address of the shareholder proposing such business, (iii) as to the shareholder giving the notice, (A) the class, series and number of all shares of the corporation that are owned of record or beneficially by such shareholder or any of its affiliates, (B) the name of each nominee holder of shares owned beneficially but not of record by such shareholder or any of its affiliates and the number of shares of the corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of such shareholder or any of its affiliates with respect to the shares of the corporation, (D) whether any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such shareholder or any of its affiliates, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, such shareholder or any of its affiliates or to increase or decrease the voting power or pecuniary or economic interest of such shareholder or any of its affiliates with respect to the shares of the corporation, (E) a description of all agreements, arrangements and understandings (whether written or oral) between or among such shareholder or any of its affiliates and any other person or persons (including their names) in connection with or relating to the corporation or the proposed business, including any material interest in the proposal of, or anticipated benefit from the proposal to, such shareholder or any of its affiliates, (F) a representation that the shareholder giving the notice intends to appear in person or by proxy at the annual meeting of shareholders to bring such business before the meeting and (G) a representation that such shareholder will notify the corporation in writing of the information required in clauses (A) through (E), in each case as in effect as of the record date for the meeting, promptly following the later of the record date and the date notice of the record date is first publicly disclosed (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission), (iv) any other material interest of the shareholder or any of its affiliates in such business and (v) such other information relating to the shareholder (including its affiliates) and the proposal that is required to be disclosed in solicitations pursuant to the Exchange Act and the rules and regulations of the Securities and Exchange Commission or other applicable law.

Notwithstanding anything in these by-laws to the contrary, no business (other than nominations for the election of directors to the Board, which must comply with the provisions of Section 3.11 or Section 3.12 of these by-laws) shall be conducted at an annual meeting of shareholders except in accordance with the procedures set forth in this Section 2.9; PROVIDED, HOWEVER, that nothing in this Section 2.9 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting of shareholders in accordance with such procedures. The chairman of an annual meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 2.9 (including the breach of any representations or agreements or failure to comply with any obligations under this Section 2.9), and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the annual meeting of shareholders shall not be transacted.

ARTICLE III

DIRECTORS

SECTION 3.1 POWERS, NUMBER, QUALIFICATIONS AND TERM OF OFFICE. The business of the corporation shall be managed by its Board, which shall consist of not less than seven persons, each of whom shall be at least twenty-one years of age. Subject to such limitation, the number of directors shall be fixed and may be increased or decreased from time to time by a majority of the entire Board. Directors need not be shareholders. Except as otherwise provided by law or these by-laws, the directors shall be elected at the annual meetings of the shareholders, and each director shall hold office until the next annual meeting of shareholders, and until his successor has been elected and qualified. Newly created directorships resulting from an increase in the number of directors and any vacancies occurring in the Board for any reason, including vacancies occurring by reason of the removal of any of the directors with or without cause, may be filled by vote of a majority of the directors then in office, although less than a quorum exists. No decrease in the number of directors shall shorten the term of any incumbent director. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor. In order to be eligible for election or re-election as a director of the corporation, a person must deliver to the Secretary at the principal executive offices of the corporation a written representation and agreement that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the corporation in such representation and agreement or (B) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the corporation, with such person's fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination, candidacy, service or action as a director that has not been disclosed to the corporation in such representation and agreement, (iii) will abide by the requirements of Section 2.4 of these by-laws, (iv) would be in compliance, if elected as a director of the corporation, and will comply with the corporation's code of business conduct, corporate governance principles, securities trading policies and guidelines and any other policies or guidelines of the corporation applicable to directors and (v) will make such other acknowledgments, enter into such agreements and provide such information as the Board requires of all directors, including promptly submitting all completed and signed questionnaires required of the corporation's directors. If the Board has not elected a Chairman of the Board as an officer, it may choose a Chairman of the Board from among its members to preside at its meetings. (B.C.L. Sections 701, 702, 703, 705.)

SECTION 3.2 REGULAR MEETINGS. There shall be regular meetings of the Board, which may be held on such dates and without notice or upon such notice as the Board may from time to time determine. Regular meetings shall be held at the principal office of the corporation within the State of New York or at such other place either within or without the State of New York and at such specific time as may be fixed by the Board from time to time. There shall also be a regular meeting of the Board, which may be held without notice or upon such notice as the Board may from time to time determine, after the annual meeting of shareholders or any special meeting of shareholders at which an election of directors is held. (B.C.L. Sections 710, 711.)

SECTION 3.3 SPECIAL MEETINGS. Special meetings of the Board may be held at any place within or without the State of New York at any time when called by the Chairman of the Board or the President or four or more directors. Notice of the time and place of special meetings shall be given to each director (i) by serving such notice upon him personally within the City of New York at least one day prior to the time fixed for such meeting, (ii) by delivering such notice by facsimile or electronic mail to the facsimile number or electronic mail address designated by him for receiving such communications at least one day prior to the time fixed for such meeting, (iii) by posting such notice on an electronic message board or network that the corporation has designated for such communications and delivering to him a separate notice of the posting at least one day prior to the time fixed for such meeting or (iv) by mailing or telegraphing such notice, prepaid, addressed to him at his post office address, as it appears on the books of the corporation, at least three days prior to the time fixed for such meeting. Neither the call or notice nor any waiver of notice need specify the purpose of any meeting of the Board. (B.C.L. Sections 710, 711.)

SECTION 3.4 WAIVER OF NOTICE. Notice of a meeting need not be given to any director who signs a waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. (B.C.L. Section 711(c).)

SECTION 3.5 QUORUM AND VOTING. One-third of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of such adjournment are announced at the meeting, to the other directors. The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board, except where a larger vote is required by law, the certificate of incorporation or these by-laws. (B.C.L. Sections 701, 708, 711(d).)

SECTION 3.6 ACTION BY THE BOARD. Any reference in these by-laws to corporate action to be taken by the Board shall mean such action at a meeting of the Board. However, any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee. Any one or more members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting. (B.C.L. Section 708.)

SECTION 3.7 COMMITTEES OF THE BOARD. The Board by resolution adopted by a majority of the entire Board may designate from among its members one or more committees, each consisting of at least one director; PROVIDED, HOWEVER, that the Audit and Compliance Committee, the Compensation and Benefits Committee and the Nominating and Governance Committee shall each consist of at least three directors. Each such committee shall have all the authority of the Board to the extent provided in such resolution, except as limited by law. No such committee shall exercise its authority in a manner inconsistent with any action, direction or instruction of the Board.

The Board may appoint a Chairman of any committee (except for the Executive Committee, if one is established, in the case where the Chairman of the Executive Committee has been elected pursuant to Section 4.1 of these by-laws), who shall preside at meetings of their respective committees. The Board may fill any vacancy in any committee and may designate one or more directors as alternate members of such committee, who may replace any absent or disqualified member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board.

All acts done and powers conferred by any committee pursuant to the foregoing authorization shall be deemed to be and may be certified as being done or conferred under authority of the Board.

A record of the proceedings of each committee shall be kept and regular reports regarding such proceedings shall be made to the Board.

A majority of the members of any committee consisting of three or fewer directors, and at least one-third of the members (but not less than two) of any committee consisting of more than three directors, shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at the time of the vote, if a quorum is present at such time, shall be the act of the committee. If a committee or the Board shall establish regular meetings of any committee, such meetings may be held without notice or upon such notice as the committee may from time to time determine. Notice of the time and place of special meetings of any committee shall be given to each member of the committee in the same manner as in the case of special meetings of the Board. Notice of a meeting need not be given to any member of a committee who signs a waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. Except as otherwise provided in these by-laws, each committee may adopt its own rules of procedure. (B.C.L. Section 712.)

SECTION 3.8 COMPENSATION OF DIRECTORS. The Board shall have authority to fix the compensation of directors for services in any capacity.(B.C.L. Section 713(e).)

SECTION 3.9 RESIGNATION AND REMOVAL OF DIRECTORS. Any director may resign at any time by giving written notice thereof to the Chief Executive Officer or to the Board, and such resignation shall take effect at the time therein specified without the necessity of further action. Any director may be removed with or without cause by vote of the shareholders, or with cause by action of the Board. (B.C.L. Section 706.)

SECTION 3.10 THE "ENTIRE BOARD". As used in these by-laws the term "the entire Board" means the total number of directors which the corporation would have if there were no vacancies. (B.C.L. Section 702.)

SECTION 3.11 NOMINATION OF DIRECTORS. Subject to the rights of holders of any class or series of shares having a preference over the common shares as to dividends or upon liquidation, nominations for the election of directors may only be made (i) by the Board or a committee appointed by the Board, (ii) by a shareholder of the corporation entitled to vote at the meeting at which a person is to be nominated in accordance with the procedure set forth in the following paragraph or (iii) by a shareholder (or group of shareholders) who meets the requirements and complies with the procedures set forth in Section 3.12 of these by-laws.

A shareholder may nominate a person or persons for election as directors pursuant to this Section 3.11 only if the shareholder has given written notice of its intent to make such nomination to the Secretary, such notice to be received at the principal executive offices of the corporation (i) with respect to an annual meeting of shareholders, not less than 90 nor more than 120 days prior to the one-year anniversary of the date of the annual meeting of shareholders of the previous year; PROVIDED, HOWEVER, that in the event that the annual meeting of shareholders is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder must be received at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which the corporation's notice of the date of the meeting is first given or made to the shareholders or disclosed to the general public (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission), whichever occurs first, and (ii) with respect to a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which the corporation's notice of the date of the meeting is first given or made to the shareholders or disclosed to the general public (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission), whichever occurs first. In no event shall any adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing directors, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a shareholder's notice pursuant to this Section 3.11.

A shareholder's notice to the Secretary shall set forth or be accompanied by (i) the name and address of the shareholder who intends to make such nomination, (ii) the name, age, business and residence addresses and principal occupation of each person to be nominated, (iii) as to the shareholder giving the notice, (A) the class, series and number of all shares of the corporation that are owned of record or beneficially by such shareholder or any of its affiliates, (B) the name of each nominee holder of shares owned beneficially but not of record by such shareholder or any of its affiliates and the number of shares of the corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of such shareholder or any of its affiliates with respect to the shares of the corporation, (D) whether any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such shareholder or any of its affiliates, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, such shareholder or any of its affiliates or to increase or decrease the voting power or pecuniary or economic interest of such shareholder or any of its affiliates with respect to the shares of the corporation, (E) any material interest of such shareholder or any of its affiliates in any nomination, including any anticipated benefit therefrom to such shareholder or any of its affiliates, (F) a representation that the shareholder intends to appear in person or by proxy at the annual meeting or special meeting to nominate the person(s) named in its notice and (G) a representation that such shareholder will notify the corporation in writing of the information required in clauses (A) through (E), in each case as in effect as of the record date for the meeting, promptly following the later of the record date and the date notice of the record date is first publicly disclosed (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission), (iv) a description of all agreements, arrangements and understandings (whether written or oral) between the shareholder or any of its affiliates and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (v) such other information relating to the shareholder (including its affiliates) and the proposed nominee(s) that is required to be disclosed in solicitations for proxies for the election of directors pursuant to the Exchange Act and the rules and regulations of the Securities and Exchange Commission or other applicable law, (vi) the written consent of each proposed nominee to be named as a nominee and to serve as a director of the corporation if elected and (vii) a written representation and agreement from each proposed nominee pursuant to Section 3.1 of these by-laws.

        In addition to the information required pursuant to the immediately preceding paragraph or any other provision of these by-laws, the corporation may require any proposed nominee to furnish any other information (i) that may reasonably be requested by the corporation to determine whether the nominee would be independent under the rules and listing standards of the securities exchanges upon which the common shares of the corporation are listed or traded, any applicable rules of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and the Office of the Comptroller of the Currency (the "OCC") or any publicly disclosed standards used by the Board in determining and disclosing the independence of the corporation's directors (collectively, the "Independence Standards"), (ii) that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such nominee or (iii) that may reasonably be requested by the corporation to determine the eligibility of such nominee to serve as a director of the corporation and whether such nominee's election as a member of the Board would cause the corporation to be in violation of these by-laws, the certificate of incorporation, the rules and listing standards of the securities exchanges upon which the commons shares of the corporation are listed or traded or any applicable law, rule or regulation.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures (including the breach of any representations or agreements or failure to comply with any obligations under this Section 3.11) and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 3.12 PROXY ACCESS FOR DIRECTOR NOMINATIONS.
(a) Whenever the Board solicits proxies with respect to the election of directors at an annual meeting of shareholders, subject to the provisions of this Section 3.12, the corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board or a committee appointed by the Board, the name, together with the Required Information (as defined below), of any person nominated for election to the Board by an Eligible Shareholder (as defined in Section 3.12(d)) pursuant to and in accordance with this Section 3.12 (a "Shareholder Nominee"). For purposes of this Section 3.12, the "Required Information" that the corporation will include in its proxy statement is (i) the information provided to the Secretary concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the corporation's proxy statement pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) if the Eligible Shareholder so elects, a Supporting Statement (as defined in Section 3.12(h)). For the avoidance of doubt, nothing in this Section 3.12 shall limit the corporation's ability to solicit against any Shareholder Nominee or include in its proxy materials the corporation's own statements or other information relating to any Eligible Shareholder or Shareholder Nominee, including any information provided to the corporation pursuant to this Section 3.12. Subject to the provisions of this Section 3.12, the name of any Shareholder Nominee included in the corporation's proxy statement for an annual meeting of shareholders shall also be set forth on the form of proxy distributed by the corporation in connection with such annual meeting.
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(b) In addition to any other applicable requirements, for a nomination to be made by an Eligible Shareholder pursuant to this Section 3.12, the Eligible Shareholder must have given written notice of its intent to make such nomination (the "Notice of Proxy Access Nomination") to the Secretary and must expressly request in the Notice of Proxy Access Nomination to have such nominee included in the corporation’s proxy materials pursuant to this Section 3.12, such Notice of Proxy Access Nomination to be received at the principal executive offices of the corporation not less than 120 nor more than 150 days prior to the one-year anniversary of the date that the corporation first distributed its proxy statement to shareholders for the annual meeting of shareholders of the previous year. In no event shall any adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 3.12.
(c) The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that will be included in the corporation's proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (i) two and (ii) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 3.12 (the "Final Proxy Access Nomination Date") or, if such amount is not a whole number, the closest whole number below 20% (such greater number, as it may be adjusted pursuant to this Section 3.12(c), the "Permitted Number"). In the event that one or more vacancies for any reason occurs on the Board after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. For purposes of determining when the Permitted Number has been reached, each of the following persons shall be counted as one of the Shareholder Nominees: (i) any individual nominated by an Eligible Shareholder for inclusion in the corporation's proxy materials pursuant to this Section 3.12 whose nomination is subsequently withdrawn, (ii) any individual nominated by an Eligible Shareholder for inclusion in the corporation's proxy materials pursuant to this Section 3.12 whom the Board decides to nominate for election to the Board, (iii) any director in office as of the Final Proxy Access Nomination Date who was included in the corporation's proxy materials as a Shareholder Nominee for either of the two preceding annual meetings of shareholders (including any individual counted as a Shareholder Nominee pursuant to the immediately preceding clause (ii)) and whom the Board decides to nominate for re-election to the Board and (iv) any individual who will be included in the corporation's proxy materials as a nominee recommended by the Board pursuant to an agreement, arrangement or other understanding with a shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the corporation by such shareholder or group of shareholders). Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the corporation's proxy materials pursuant to this Section 3.12 shall rank such Shareholder Nominees based on the order in which the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the corporation's proxy materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 3.12 exceeds the Permitted Number. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 3.12 exceeds the Permitted Number, the highest ranking Shareholder Nominee who meets the requirements of this Section 3.12 from each Eligible Shareholder will be selected for inclusion in the corporation's proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of common shares of the corporation each Eligible Shareholder disclosed as Owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 3.12 from each Eligible Shareholder has been selected, then the next highest ranking Shareholder Nominee who meets the requirements of this Section 3.12 from each Eligible Shareholder will be selected for inclusion in the corporation's proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Section 3.12, the corporation shall not be required to include any Shareholder Nominees in its proxy materials pursuant to this Section 3.12 for any meeting of shareholders for which the Secretary receives notice (whether or not subsequently withdrawn) that the Eligible Shareholder or any other shareholder intends to nominate one or more persons for election to the Board pursuant to the advance notice requirements for shareholder nominees set forth in Section 3.11 of these by-laws.
(d) An "Eligible Shareholder" is a shareholder or group of no more than 20 shareholders (counting as one shareholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned (as defined in Section 3.12(e)) continuously for at least three years (the "Minimum Holding Period") a number of common shares of the corporation that represents at least three percent of the voting power of all outstanding common shares of the corporation as of the date the Notice of Proxy Access Nomination is received by the Secretary at the principal executive offices of the corporation in accordance with this Section 3.12 (the "Required Shares"), (ii) continues to Own the Required Shares through the date of the annual meeting and (iii) satisfies all other requirements, and complies with all applicable procedures, set forth in this Section 3.12. A "Qualifying Fund Group" means two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a "group of investment companies," as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Shareholder consists of a group of shareholders (including a group of funds that are part of the same Qualifying Fund Group), (1) each provision in this Section 3.12 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously for the Minimum Holding Period in order to meet the three percent Ownership requirement of the "Required Shares" definition) and (2) a breach of any obligation, agreement or representation under this Section 3.12 by any member of such group shall be deemed a breach by the Eligible Shareholder. No person may be a member of more than one group of shareholders constituting an Eligible Shareholder with respect to any annual meeting.
(e) For purposes of this Section 3.12, a shareholder shall be deemed to "Own" only those outstanding common shares of the corporation as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (B) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates subject to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale or other derivative or similar instrument or agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding common shares of the corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder's or any of its affiliates' full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall "Own" shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder's Ownership of shares shall be deemed to continue during any period in which (i) the shareholder has loaned such shares, provided that the shareholder has the power to recall such loaned shares on five business days' notice and includes in the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Shareholder Nominees will be included in the corporation's proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (ii) the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder. The terms "Owned," "Ownership" and other variations of the word "Own" shall have correlative meanings. Whether outstanding common shares of the corporation are "Owned" for these purposes shall be determined by the Board or any committee thereof.
(f) The Notice of Proxy Access Nomination must include or be accompanied by the following:
(i) a written statement by the Eligible Shareholder (A) setting forth and certifying as to the number of common shares it Owns and has Owned continuously during the Minimum Holding Period and (B) agreeing to continue to Own the Required Shares through the date of the annual meeting;
(ii) one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is received by the Secretary at the principal executive offices of the corporation, the Eligible Shareholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder's agreement to provide, within five business days following the later of the record date for the determination of shareholders entitled to vote at the annual meeting and the date on which notice of the record date is first publicly disclosed (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission), one or more written statements from the record holder and such intermediaries verifying the Eligible Shareholder's continuous Ownership of the Required Shares through the record date;

(iii) a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iv) the information, representations and agreements that would be required to be set forth in a shareholder's notice of a nomination pursuant to the third paragraph of Section 3.11 of these by-laws (including the written consent of each Shareholder Nominee to be named as a nominee in the corporation's proxy materials and to serve as a director of the corporation if elected);
(v) a representation that the Eligible Shareholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Shareholder Nominee(s) it is nominating pursuant to this Section 3.12, (C) has not engaged and will not engage in, and has not and will not be a "participant" in another person's, "solicitation" within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board, (D) has not distributed and will not distribute to any shareholder of the corporation any form of proxy for the annual meeting other than the form distributed by the corporation, (E) has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (F) has provided and will provide facts, statements and other information in all communications with the corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(vi) an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from, and indemnify and hold harmless the corporation and each of its directors, officers and employees individually against, any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Shareholder's communications with the shareholders of the corporation or out of the information that the Eligible Shareholder provided to the corporation and (B) file with the Securities and Exchange Commission any solicitation or other communication with the shareholders of the corporation relating to the meeting at which its Shareholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;
(vii) in the case of a nomination by a group of shareholders together constituting an Eligible Shareholder, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 3.12 (including withdrawal of the nomination); and
(viii) in the case of a nomination by a group of shareholders together constituting an Eligible Shareholder in which two or more funds that are part of the same Qualifying Fund Group are counted as one shareholder for purposes of qualifying as an Eligible Shareholder, documentation reasonably satisfactory to the corporation that demonstrates that the funds are part of the same Qualifying Fund Group.
(g) In addition to the information required pursuant to Section 3.12(f) or any other provision of these by-laws, the corporation may require (i) any proposed Shareholder Nominee to furnish any other information (x) that may reasonably be requested by the corporation to determine whether the Shareholder Nominee would be independent under the Independence Standards, (y) that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such Shareholder Nominee or (z) that may reasonably be requested by the corporation to determine the eligibility of such Shareholder Nominee to be included in the corporation's proxy materials pursuant to this Section 3.12 or to serve as a director of the corporation and (ii) the Eligible Shareholder to furnish any other information that may reasonably be requested by the corporation to verify the Eligible Shareholder's continuous Ownership of the Required Shares for the Minimum Holding Period and through the date of the annual meeting.

(h) The Eligible Shareholder may, at its option, provide to the Secretary, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the Shareholder Nominee(s)' candidacy (a "Supporting Statement"). Only one Supporting Statement may be submitted by an Eligible Shareholder (including any group of shareholders together constituting an Eligible Shareholder) in support of its Shareholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 3.12, the corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.
(i) In the event that any information or communications provided by an Eligible Shareholder or a Shareholder Nominee to the corporation or its shareholders is not, when provided, or thereafter ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of any such defect and of the information that is required to correct any such defect. Without limiting the forgoing, an Eligible Shareholder shall provide immediate notice to the corporation if the Eligible Shareholder ceases to Own any of the Required Shares prior to the date of the annual meeting. In addition, any person providing any information to the corporation pursuant to this Section 3.12 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of shareholders entitled to vote at the annual meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five business days following the later of the record date and the date on which notice of the record date is first publicly disclosed (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission). For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 3.12(i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the corporation relating to any such defect (including the right to omit a Shareholder Nominee from its proxy materials pursuant to this Section 3.12).
(j) Notwithstanding anything to the contrary contained in this Section 3.12, the corporation shall not be required to include in its proxy materials, pursuant to this Section 3.12, any Shareholder Nominee (i) who would not be an independent director under the Independence Standards, (ii) whose nomination or election as a member of the Board would cause the corporation to be in violation of these by-laws, the certificate of incorporation, the rules and listing standards of the securities exchanges upon which the common shares of the corporation are listed or traded or any applicable law, rule or regulation, (iii) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) whose election as a member of the Board would cause the corporation to seek, or assist in the seeking of, advance approval or to obtain, or assist in the obtaining of, an interlock waiver pursuant to the rules or regulations of the Federal Reserve Board or the OCC, (v) who is a director, trustee, officer or employee with management functions for any depositary institution, depositary institution holding company or entity that has been designated as a Systemically Important Financial Institution, each as defined in the Depository Institution Management Interlocks Act, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (viii) who shall have provided any information to the corporation or its shareholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.
(k) Notwithstanding anything to the contrary set forth herein, if (i) a Shareholder Nominee and/or the applicable Eligible Shareholder breaches any of its agreements or representations or fails to comply with its obligations under this Section 3.12 or (ii) a Shareholder Nominee otherwise becomes ineligible for inclusion in the corporation's proxy materials pursuant to this Section 3.12 or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board, any committee thereof or the chairman of the annual meeting, (A) the corporation may omit or, to the extent feasible, remove the information concerning such Shareholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its shareholders that such Shareholder Nominee will not be eligible for election at the annual meeting, (B) the corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Shareholder or any other Eligible Shareholder and (C) the Board or the chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation. In addition, if the Eligible Shareholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 3.12, such nomination shall be declared invalid and disregarded as provided in clause (C) above.

(l) Any Shareholder Nominee who is included in the corporation's proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of such Shareholder Nominee's election, will be ineligible to be a Shareholder Nominee pursuant to this Section 3.12 for the next two annual meetings of shareholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any shareholder from nominating any person to the Board pursuant to and in accordance with Section 3.11 of these by-laws.
(m) This Section 3.12 provides the exclusive method for a shareholder to include nominees for election to the Board in the corporation's proxy materials.

ARTICLE IV

OFFICERS AND OFFICIALS

SECTION 4.1 OFFICERS. The Board shall elect a Chairman of the Board or a President or both, and a Secretary, a Treasurer and a Controller, and may elect such other officers, including a Chairman of the Executive Committee and one or more Vice Chairmen of the Board, as the Board shall determine. Each officer shall have such powers and perform such duties as are provided in these by-laws and as may be provided from time to time by the Board or by the Chief Executive Officer. Each officer shall at all times be subject to the control of the Board, and any power or duty assigned to an officer by these by-laws or the Board or the Chief Executive Officer shall be subject to control, withdrawal or limitation by the Board. (B.C.L. Section 715.)

SECTION 4.2 QUALIFICATIONS. Any person may hold two or more offices, except that neither the Chairman of the Board nor the President shall be Secretary or Treasurer. The Board may require any officer to give security for the faithful performance of his duties.(B.C.L. Sections 715(e) and (f).)

SECTION 4.3 ELECTION AND TERMINATION. The Board shall elect officers at the meeting of the Board following the annual meeting of shareholders and may elect additional officers and fill vacancies at any other time. Unless the Board shall otherwise specify, each officer shall hold office until the meeting of the Board following the next annual meeting of shareholders, and until his successor has been elected and qualified, except as hereinafter provided. The Board may remove any officer or terminate his duties and powers at any time, with or without cause. Any officer may resign at any time by giving written notice thereof to the Chief Executive Officer or to the Board, or by retiring or by leaving the employ of the corporation (without being employed by a subsidiary or affiliate), and any such action shall take effect as a resignation without necessity of further action. The Chief Executive Officer may suspend any officer until the next meeting of the Board. (B.C.L. Sections 715, 716.)

SECTION 4.4 DELEGATION OF POWERS. Each officer may delegate to any other officer and to any official, employee or agent of the corporation, such portions of his powers as he shall deem appropriate, subject to such limitations and expirations as he shall specify, and may revoke such delegation at any time.

SECTION 4.5 CHAIRMAN OF THE BOARD. The Chairman of the Board may be, but need not be, a person other than the Chief Executive Officer of the corporation. The Chairman of the Board may be, but need not be, an officer or employee of the corporation. The Chairman of the Board shall preside at meetings of the Board and shall establish agendas for such meetings. In addition, he shall assure that matters of significant interest to shareholders and the investment community are addressed by management. The Chairman of the Board shall be a member of the Executive Committee.

SECTION 4.6 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, subject to the direction of the Board, have general and active control of the affairs and business of the corporation and general supervision of its officers, officials, employees and agents. He shall preside at all meetings of the shareholders. He shall also preside at all meetings of the Board and any committee thereof of which he is a member, unless the Board or such committee shall have chosen another chairman. He shall see that all orders and resolutions of the Board are carried into effect, and in addition he shall have all the powers and perform all the duties generally appertaining to the office of the Chief Executive Officer of a corporation. The Chief Executive Officer shall designate the person or persons who shall exercise his powers and perform his duties in his absence or disability and the absence or disability of the President.

SECTION 4.7 PRESIDENT. The President may be Chief Executive Officer if so designated by the Board. If not, he shall have such powers and perform such duties as are prescribed by the Chief Executive Officer or by the Board, and, in the absence or disability of the Chief Executive Officer, he shall have the powers and perform the duties of the Chief Executive Officer, except to the extent that the Board shall have otherwise provided.

SECTION 4.8 CHAIRMAN OF THE EXECUTIVE COMMITTEE. The Chairman of the Executive Committee shall be a member of the Executive Committee. He shall preside at meetings of the Executive Committee and shall have such other powers and perform such other duties as are prescribed by the Board or by the Chief Executive Officer.

SECTION 4.9 VICE CHAIRMAN OF THE BOARD. Each Vice Chairman of the Board shall have such powers and perform such duties as are prescribed by the Chief Executive Officer or by the Board.

SECTION 4.10 SECRETARY. The Secretary shall attend all meetings and keep the minutes of all proceedings of the shareholders, the Board, the Executive Committee and any other committee unless it shall have chosen another secretary. He shall give notice of all such meetings and all other notices required by law or by these by-laws. He shall have custody of the seal of the corporation and shall have power to affix it to any instrument and to attest thereto. He shall have charge of the record of shareholders required by law, which may be kept by any transfer agent or agents under his direction. He shall maintain the records of directors and officers as required by law. He shall have charge of all documents and other records, except those for which some other officer or agent is properly accountable, and shall generally perform all duties appertaining to the office of secretary of a corporation. (B.C.L. Sections 605, 624, 718.)

SECTION 4.11 TREASURER. The Treasurer shall have the care and custody of all of the funds, securities and other valuables of the corporation, except to the extent they shall be entrusted to other officers, employees or agents by direction of the Chief Executive Officer or the Board. The Treasurer may hold the funds, securities and other valuables in his care in such vaults or safe deposit facilities, or may deposit them in and entrust them to such bank, trust companies and other depositories, all as he shall determine with the written concurrence of the Chief Executive Officer or his delegate. The Treasurer shall account regularly to the Controller for all of his receipts, disbursements and deliveries of funds, securities and other valuables.

The Treasurer or his delegate, jointly with the Chief Executive Officer or his delegate, may designate in writing and certify to any bank, trust company, safe deposit company or other depository the persons (including themselves) who are authorized, singly or jointly as they shall specify in each case, to open accounts in the name of the corporation with banks, trust companies and other depositories, to deposit therein funds, instruments and securities belonging to the corporation, to draw checks or drafts on such accounts in amounts not exceeding the credit balances therein, to order the delivery of securities therefrom, to rent safe deposit boxes or vaults in the name of the corporation, to have access to such facility and to deposit therein and remove therefrom securities and other valuables. Any such designation and certification shall contain the regulations, terms and conditions applicable to such authority and may be amended or terminated at any time.

Such powers may also be granted to any other officer, official, employee or agent of the corporation by resolution of the Board or by power of attorney authorized by the Board.

SECTION 4.12 CONTROLLER. The Controller shall be the chief accounting officer of the corporation and shall have control of all its books of account. He shall see that correct and complete books and records of account are kept as required by law, showing fully, in such form as he shall prescribe, all transactions of the corporation, and he shall require, keep and preserve all vouchers relating thereto for such period as may be necessary.

The Controller shall render periodically such financial statements and such other reports relating to the corporation's business as may be required by the Chief Executive Officer or the Board. He shall generally perform all duties appertaining to the office of Controller of a corporation. (B.C.L. Section 624.)

SECTION 4.13 OFFICIALS AND AGENTS. The Chief Executive Officer or his delegate may appoint such officials and agents of the corporation as the conduct of its business may require, and assign to them such titles, powers, duties and compensation as he shall see fit, and may remove or suspend or modify such titles, powers, duties or compensation at any time with or without cause.

ARTICLE V

SHARES

SECTION 5.1 CERTIFICATES. The shares of the corporation shall be represented by certificates or shall be uncertificated shares. Certificates shall be in such form, consistent with law, as prescribed by the Board, and signed and sealed as provided by law. (B.C.L. Section 508.)

SECTION 5.2 TRANSFER OF SHARES. Except as provided in the certificate of incorporation, upon surrender to the corporation or to its transfer agent of a certificate representing shares, duly endorsed or accompanied with proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto and to cancel the old certificate. The corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as may be required by law. (B.C.L. Section 508(d).)

SECTION 5.3 RECORD OF SHAREHOLDERS. The corporation shall keep at its principal office within the State of New York, or at the office of its transfer agent or registrar in the State of New York, a record in written form, or in any other form capable of being converted into written form within a reasonable time, which shall contain the names and addresses of all shareholders, the numbers and class of shares held by each and the dates when they respectively became the owners of record thereof. (B.C.L. Section 624(a).)

SECTION 5.4 LOST OR DESTROYED CERTIFICATES. In case of the alleged loss, destruction or mutilation of a certificate or certificates representing shares, the Board may direct the issuance of a new certificate or certificates in lieu thereof upon such terms and conditions in conformity with law as the Board may prescribe. (B.C.L. Section 508(e).)

SECTION 5.5 FIXING RECORD DATE. The Board or the Chief Executive Officer may fix, in advance, a date as the record date for the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. Such date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. (B.C.L. Section 604.)

ARTICLE VI

INDEMNIFICATION OF CORPORATION PERSONNEL

SECTION 6.1 DIRECTORS, OFFICERS AND EMPLOYEES. The corporation shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person made, or threatened to be made, a party to, or who is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative or investigative, by reason of the fact that such person is or was or has agreed to become a director of the corporation, or is or was an officer or employee of the corporation, or serves or served or has agreed to serve any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with such action, suit or proceeding, or any appeal therein; PROVIDED, HOWEVER, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director, officer or employee establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Any action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director, officer or employee serves or served or agreed to serve at the request of the corporation shall be included in the actions for which directors, officers and employees will be indemnified under the terms of this Section 6.1. Such indemnification shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay such amount consistent with the provisions of applicable law. Notwithstanding anything to the contrary set forth herein, no indemnification, nor the right to be paid advances of any expenses, shall be provided to (A) any such person with respect to any action, suit or proceeding, or part thereof, brought by such person against the corporation or any affiliate of the corporation, whether by way of direct claim, counterclaim, claim for contribution or otherwise, unless consented to by the Board (other than in connection with any action, suit or proceeding that successfully enforces such person's rights to indemnification and advancement of expenses hereunder), or (B) any such person other than a present or former officer or director of the corporation unless such person reasonably cooperates with the corporation and its insurers in connection with the action, suit or proceeding and any related matter, including the determination of such person’s entitlement to indemnification hereunder, and agrees to such other terms and conditions as the corporation may reasonably request. (B.C.L. Sections 721, 722, 723(c).)

SECTION 6.2 OTHER INDEMNIFICATION. The corporation may indemnify any person to whom the corporation is permitted by applicable law or these by-laws to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or any other law or these by-laws or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification, it being expressly intended that these by-laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition authorized by this Section 6.2 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-laws, agreement, vote of shareholders or disinterested directors or otherwise. (B.C.L. Sections 721, 723(c).)

SECTION 6.3 MISCELLANEOUS. The right to indemnification conferred by Section 6.1, and any indemnification extended under Section 6.2, (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions thereof were set forth in a separate written contract between the corporation and such person, (ii) is intended to be retroactive to events occurring prior to the adoption of this Article VI, to the fullest extent permitted by applicable law, and (iii) shall continue to exist after the rescission or restrictive modification thereof with respect to events occurring prior thereto. The benefits of Section 6.1 shall extend to the heirs, executors, administrators and legal representatives of any person entitled to indemnification under this Article.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 FISCAL YEAR. The fiscal year of the corporation shall be the calendar year.

SECTION 7.2 VOTING OF SHARES OF OTHER CORPORATIONS. The Board may authorize any officer, agent or proxy to vote shares of any domestic or foreign corporation of any type or kind standing in the name of the corporation and to execute written consents respecting the same, but in the absence of such specific authorization, the Chief Executive Officer of the corporation or his delegate may vote such shares and may execute proxies and written consents with relation thereto.

SECTION 7.3 INTERPRETATION AND APPLICATION OF THE BY-LAWS. To the fullest extent permitted by law and except as otherwise expressly provided by these by-laws, the Board (or any other person or body authorized by the Board) shall have the power and authority to interpret these by-laws and make any and all determinations necessary or appropriate to apply any provision of these by-laws to any persons, facts or circumstances. Any such interpretation or determination made in good faith by the Board (or any other person or body authorized by the Board) shall be conclusive and binding on all persons, including the corporation and its shareholders.

ARTICLE VIII

AMENDMENTS

SECTION 8.1 GENERAL. Except as otherwise provided by law, these by-laws may be amended or repealed or new by-laws may be adopted by the Board, or by vote of the holders of the shares at the time entitled to vote in the election of any directors, except that the Board may not amend or repeal any by-law, or adopt any new by-law with respect to the subject matter of any by-law, which specifically states that it may be amended or repealed only by the shareholders. (B.C.L. Section 601.)

SECTION 8.2 AMENDMENT OF THIS ARTICLE. This Article VIII may be amended or repealed only by the shareholders entitled to vote hereon as provided in Section 8.1 above.